UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

Xenon Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Canada	001-36687	98-0661854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way

Burnaby, British Columbia V5G 4W8

Canada

(Address of principal executive offices, including zip code)

(604) 484-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 8, 2016, Xenon Pharmaceuticals Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with certain of the Company’s shareholders (the “Selling Securityholders”) and Jefferies LLC, acting as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 4,000,000 common shares of the Company (the “Underwritten Shares”). The offering consists of 3,000,000 common shares being sold by the Company (the “Company Shares”) and 1,000,000 common shares being sold by the Selling Securityholders (the “Selling Securityholder Shares”). The offering price of the Underwritten Shares to the public is $7.50 per common share, and the Underwriters have agreed to purchase the Underwritten Shares from the Company and the Selling Securityholders pursuant to the Underwriting Agreement at a price of $7.05 per share. The net proceeds to the Company from this offering are expected to be approximately $20.7 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company will not receive any proceeds from the sale of the Selling Securityholder Shares. We and the Selling Securityholders have granted the Underwriters a 30-day option to purchase up to an additional 450,000 common shares and 150,000 common shares, respectively (the “Option Shares” and together with the Underwritten Shares, the “Shares”), at the public offering price less the underwriting discounts and commissions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-208376) previously filed with the Securities and Exchange Commission and a related prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated September 7, 2016 and a final prospectus supplement dated September 8, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and Selling Securityholders, customary conditions to closing, indemnification obligations of the Company, the Selling Securityholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this report, which is incorporated by reference herein, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of McCarthy Tétrault LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 8, 2016, among Xenon Pharmaceuticals, Inc., the selling securityholders named therein and Jefferies LLC, as representative of the several underwriters named therein

5.1	Opinion of McCarthy Tétrault LLP

23.1	Consent of McCarthy Tétrault LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenon Pharmaceuticals Inc.

By:	/s/ Ian Mortimer
Ian Mortimer
Chief Financial Officer and Chief Operating Officer

Date: September 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 8, 2016, among Xenon Pharmaceuticals, Inc., the selling securityholders named therein and Jefferies LLC, as representative of the several underwriters named therein

5.1	Opinion of McCarthy Tétrault LLP

23.1	Consent of McCarthy Tétrault LLP (contained in Exhibit 5.1)